Exhibit 99.1

Federated Investors, Inc. Reports Second Quarter 2019 Earnings;  Managed Assets Reach Record $502.2 billion

•	Q2 2019 EPS of $0.62 compared to $0.38 for Q2 2018

•	Money market assets up $77.9 billion or 31% from Q2 2018

•	Board declares $0.27 per share quarterly dividend
(PITTSBURGH, Pa., July 25, 2019) — Federated Investors, Inc. (NYSE: FII), one of the world's largest investment managers, today reported earnings per diluted share (EPS) of $0.62 for Q2 2019, compared to $0.38 for the same quarter last year, on net income of $62.7 million for Q2 2019, compared to $38.8 million for Q2 2018. Federated reported YTD 2019 EPS of $1.16, compared to $0.98 for the same period in 2018, on YTD 2019 net income of $117.3 million, compared to $99.2 million for the same period in 2018. Federated's Q2 2018 and YTD 2018 results included a $27.2 million pre-tax net expense, representing $0.21 per diluted share net of tax, primarily related to two foreign currency forward derivative instruments (FX Forward Loss) entered into in connection with Federated's Q3 2018 acquisition of a majority interest in Hermes Fund Managers Limited (Hermes).
Federated's total managed assets were a record $502.2 billion at June 30, 2019, up $122.5 billion or 32% from $379.7 billion at June 30, 2018 and up $17.3 billion or 4% from $484.9 billion at March 31, 2019. Total average managed assets for Q2 2019 were $493.3 billion, up $107.3 billion or 28% from $386.0 billion reported for Q2 2018 and up $17.9 billion or 4% from $475.4 billion reported for Q1 2019.
"Federated saw an uptick in interest in equity products during the second quarter, including the growth-focused Federated Kaufmann Small Cap Fund, the fundamentally driven MDT products and a range of Hermes strategies," said J. Christopher Donahue, president and chief executive officer. "Investors also continued to choose money market strategies for liquidity solutions, especially our prime money market products."
Federated's board of directors declared a quarterly dividend of $0.27 per share. The dividend is payable on Aug. 15, 2019 to shareholders of record as of Aug. 8, 2019. During Q2 2019, Federated purchased 52,600 shares of Federated class B common stock for $0.7 million.
Federated's equity assets were $82.0 billion at June 30, 2019, up $24.0 billion or 41% from $58.0 billion at June 30, 2018 and up $1.8 billion or 2% from $80.2 billion at March 31, 2019. Top-selling equity funds during Q2 2019 on a net basis were Federated Kaufmann Small Cap Fund; Hermes Global Emerging Markets Fund; Federated MDT Small Cap Growth Fund; Hermes Global Equity ESG Fund; and Hermes SDG Engagement Equity Fund.
Federated's fixed-income assets were $65.1 billion at June 30, 2019, up $3.7 billion or 6% from $61.4 billion at June 30, 2018 and up $1.0 billion or 2% from $64.1 billion at March 31, 2019. Top-selling fixed-income funds during Q2 2019 on a net basis were Federated Total Return Bond Fund; Federated Sterling Cash Plus Fund; Federated Institutional High Yield Bond Fund; Federated U.S. Government Securities Fund:1-3 Years; and Federated Government Ultrashort Duration Fund.

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Reports Q2 2019 Earnings	Page 2 of 12

Money market assets were $333.1 billion at June 30, 2019, up $77.9 billion or 31% from $255.2 billion at June 30, 2018 and up $14.7 billion or 5% from $318.4 billion at March 31, 2019. Money market fund assets were $231.3 billion at June 30, 2019, up $58.6 billion or 34% from $172.7 billion at June 30, 2018 and up $16.5 billion or 8% from $214.8 billion at March 31, 2019. Federated's money market separate account assets were $101.7 billion at June 30, 2019, up $19.1 billion or 23% from $82.6 billion at June 30, 2018 and down $1.9 billion or 2% from $103.6 billion at March 31, 2019.
Financial Summary
Q2 2019 vs. Q2 2018
Revenue increased $65.5 million or 26% primarily due to the consolidation of Hermes' revenue and higher average domestic money market assets. These increases in revenue were partially offset by a decrease in revenue from lower average domestic equity assets.
During Q2 2019, Federated derived 61% of its revenue from long-term assets (42% from equity assets, 14% from fixed-income assets and 5% from multi-asset and alternative/private markets assets), 38% from money market assets, and 1% from sources other than managed assets.
Operating expenses increased $61.3 million or 35% primarily due to the consolidation of Hermes' expenses and an increase in distribution expenses associated with higher average money market fund assets.
Nonoperating income (expenses), net decreased $28.4 million primarily due to the Q2 2018 FX Forward Loss.
Q2 2019 vs. Q1 2019
Revenue increased $14.4 million or 5% primarily due to higher average equity and money market assets.
Amortization of intangibles related to the Hermes acquisition recorded in other operating expenses decreased $2.6 million due primarily to a one-time reversal of $1.9 million related to the finalization of the purchase price allocation. Assuming no change to foreign exchange rates, amortization of intangibles recorded in operating expenses is expected to be approximately $8 million on an annual basis.
Nonoperating amortization of intangibles related to the Hermes acquisition increased $0.6 million due primarily to a one-time increase of $0.4 million related to the finalization of the purchase price allocation. Assuming no change to foreign exchange rates, amortization of intangibles recorded in nonoperating expenses is expected to be approximately $2 million on an annual basis.
YTD 2019 vs. YTD 2018
Revenue increased $108.7 million or 21% primarily due to the consolidation of Hermes’ revenue, which included performance fees of $2.8 million, and higher average domestic money market assets. These increases in revenue were partially offset by a decrease in revenue from lower average domestic equity and multi-asset assets and a change in the mix of average domestic fixed-income assets.
For the first half of 2019, Federated derived 61% of its revenue from long-term assets (41% from equity assets, 14% from fixed-income assets and 6% from multi-asset and alternative/private markets assets), 38% from money market assets, and 1% from sources other than managed assets.
Operating expenses increased $113.3 million or 32% due to the consolidation of Hermes' expenses and an increase in distribution expenses associated with higher average money market fund assets.

Federated Reports Q2 2019 Earnings	Page 3 of 12

Nonoperating income (expenses), net decreased $30.8 million primarily due to the Q2 2018 FX Forward Loss.
Federated's level of business activity and financial results are dependent upon many factors, including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated's business activity levels and financial results. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Federated will host an earnings conference call at 9 a.m. Eastern on July 26, 2019. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed online in real time via the About section of FederatedInvestors.com. A replay will be available from approximately 12:30 p.m. Eastern on July 26, 2019 until Aug. 2, 2019 by calling 877-481-4010 (domestic) or 919-882-2331 (international) and entering access code 49711. An online replay will be available via FederatedInvestors.com for one year.
Federated Investors, Inc. is a leading global investment manager with $502.2 billion in assets under management as of June 30, 2019. Our investment solutions span 130 equity, fixed-income, alternative/private markets, multi-asset and money market funds and a range of separately managed account strategies. Providing comprehensive investment management to more than 10,000 institutions and intermediaries, our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated’s more than 1,900 employees include those in New York, Boston, London and several other offices worldwide. In 2018, Federated acquired a majority interest in Hermes Investment Management, which provides world-class active management and stewardship services.
Federated ranks in the top 6% of equity fund managers in the industry, the top 7% of money market fund managers and the top 11% of fixed-income fund managers1. Federated also ranks as the 10th-largest SMA manager2. Information regarding Hermes is available at Hermes-Investment.com. An analyst presentation that includes information about Hermes also is available. For more information, visit FederatedInvestors.com.
###
1) Strategic Insight, June 30, 2019. Based on assets under management in open-end funds.
2) Money Management Institute/Cerulli, Q1 2019.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Investment Management Limited and Hermes European Equities Limited, each a registered investment adviser.
Certain statements in this press release, such as those related to performance, investor preferences and demand, and asset flows and mix, constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, sustain product demand, and asset flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q2 2019 Earnings	Page 4 of 12

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q2 2018 to Q2 2019	Quarter Ended	% Change Q1 2019 to Q2 2019
	June 30, 2019	June 30, 2018		March 31, 2019
Revenue
Investment advisory fees, net	$220,669	$168,127	31%	$211,199	4%
Administrative service fees, net—affiliates	57,968	48,370	20	54,135	7
Other service fees, net	42,842	39,496	8	41,716	3
Total Revenue	321,479	255,993	26	307,050	5

Operating Expenses
Compensation and related	107,248	74,147	45	111,216	(4)
Distribution	82,000	69,446	18	77,632	6
Systems and communications	12,111	7,751	56	12,794	(5)
Office and occupancy	11,066	7,365	50	11,362	(3)
Professional service fees	10,281	9,278	11	10,486	(2)
Advertising and promotional	4,697	3,237	45	4,190	12
Travel and related	4,459	3,523	27	3,848	16
Other	4,677	489	NM	4,633	1
Total Operating Expenses	236,539	175,236	35	236,161	0
Operating Income	84,940	80,757	5	70,889	20

Nonoperating Income (Expenses)
Investment income (loss), net	1,526	1,377	11	2,709	(44)
Debt expense	(1,332)	(1,431)	(7)	(1,400)	(5)
Other, net	(832)	(28,974)	(97)	324	(357)
Total Nonoperating Income (Expenses), net	(638)	(29,028)	(98)	1,633	(139)
Income before income taxes	84,302	51,729	63	72,522	16
Income tax provision	20,462	13,062	57	17,911	14
Net income including the noncontrolling interests in subsidiaries	63,840	38,667	65	54,611	17
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	1,116	(155)	NM	65	NM
Net Income	$62,724	$38,822	62%	$54,546	15%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[1]
Basic and diluted	$0.62	$0.38	63%	$0.54	15%
Weighted-Average Shares Outstanding
Basic	97,330	97,193		96,994
Diluted	97,330	97,194		96,995
Dividends Declared Per Share	$0.27	$0.27		$0.27
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of basic earnings per share under the "two-class method." As such, total net income of $2.4 million, $1.5 million and $2.1 million available to unvested restricted Federated shareholders for the quarterly periods ended June 30, 2019, June 30, 2018 and March 31, 2019, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary for the quarterly periods ended June 30, 2019 and March 31, 2019.

Federated Reports Q2 2019 Earnings	Page 5 of 12

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Six Months Ended
	June 30, 2019	June 30, 2018	% Change
Revenue
Investment advisory fees, net	$431,868	$342,393	26%
Administrative service fees, net—affiliates	112,103	97,393	15
Other service fees, net	84,558	80,059	6
Total Revenue	628,529	519,845	21

Operating Expenses
Compensation and related	218,464	152,521	43
Distribution	159,632	141,945	12
Professional service fees	20,767	18,908	10
Systems and communications	24,905	16,184	54
Office and occupancy	22,428	14,906	50
Advertising and promotional	8,886	6,465	37
Travel and related	8,307	6,344	31
Other	9,311	2,144	334
Total Operating Expenses	472,700	359,417	32
Operating Income	155,829	160,428	(3)

Nonoperating Income (Expenses)
Investment income (loss), net	4,235	2,095	102
Debt expense	(2,732)	(2,761)	(1)
Other, net	(508)	(29,117)	(98)
Total Nonoperating Income (Expenses), net	995	(29,783)	(103)
Income before income taxes	156,824	130,645	20
Income tax provision	38,373	31,972	20
Net income including the noncontrolling interests in subsidiaries	118,451	98,673	20
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	1,181	(480)	(346)
Net Income	$117,270	$99,153	18%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[1]
Basic and diluted	$1.16	$0.98	18%
Weighted-Average Shares Outstanding
Basic	97,163	97,191
Diluted	97,163	97,192
Dividends Declared Per Share	$0.54	$0.52
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of basic earnings per share under the "two-class method." As such, total net income of $4.5 million and $3.9 million available to unvested restricted Federated shareholders for the six months ended June 30, 2019 and June 30, 2018 , respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary for the six-month period ended June 30, 2019.

Federated Reports Q2 2019 Earnings	Page 6 of 12

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	June 30, 2019	Dec. 31, 2018
Assets
Cash and other investments	$227,010	$190,490
Other current assets	111,362	113,611
Intangible assets, net, including goodwill	1,148,063	1,149,247
Other long-term assets	201,615	90,335
Total Assets	$1,688,050	$1,543,683

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$151,809	$181,180
Long-term debt	125,000	135,000
Other long-term liabilities	296,725	187,869
Redeemable noncontrolling interests	201,988	182,513
Equity excluding treasury stock	1,190,161	1,144,458
Treasury stock	(277,633)	(287,337)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,688,050	$1,543,683

Federated Reports Q2 2019 Earnings	Page 7 of 12

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Equity
Beginning assets	$80,245	$72,497	$58,830	$72,497	$62,816
Sales[1]	4,812	5,136	2,731	9,948	5,924
Redemptions[1]	(4,404)	(5,926)	(5,078)	(10,330)	(10,336)
Net sales (redemptions)[1]	408	(790)	(2,347)	(382)	(4,412)
Net exchanges	191	13	202	204	75
Impact of foreign exchange[2]	4	(122)	0	(118)	0
Market gains and losses[3]	1,151	8,647	1,288	9,798	(506)
Ending assets	$81,999	$80,245	$57,973	$81,999	$57,973

Fixed Income
Beginning assets	$64,107	$63,158	$62,205	$63,158	$64,160
Sales[1]	5,193	5,416	4,755	10,609	9,663
Redemptions[1]	(5,181)	(6,341)	(4,934)	(11,522)	(11,528)
Net sales (redemptions)[1]	12	(925)	(179)	(913)	(1,865)
Net exchanges	(191)	(33)	(207)	(224)	(80)
Impact of foreign exchange[2]	(25)	8	0	(17)	0
Market gains and losses[3]	1,149	1,899	(384)	3,048	(780)
Ending assets	$65,052	$64,107	$61,435	$65,052	$61,435

Alternative/Private Markets[4]
Beginning assets	$17,854	$18,318	$343	$18,318	$366
Sales[1]	320	313	15	633	56
Redemptions[1]	(302)	(858)	(44)	(1,160)	(111)
Net sales (redemptions)[1]	18	(545)	(29)	(527)	(55)
Net exchanges	(1)	(2)	(2)	(3)	(1)
Impact of foreign exchange[2]	(435)	387	0	(48)	0
Market gains and losses[3]	481	(304)	(20)	177	(18)
Ending assets	$17,917	$17,854	$292	$17,917	$292

Multi-asset
Beginning assets	$4,259	$4,093	$4,843	$4,093	$5,014
Sales[1]	78	104	126	182	254
Redemptions[1]	(228)	(241)	(229)	(469)	(464)
Net sales (redemptions)[1]	(150)	(137)	(103)	(287)	(210)
Net exchanges	0	2	(2)	2	(2)
Market gains and losses[3]	104	301	(8)	405	(72)
Ending assets	$4,213	$4,259	$4,730	$4,213	$4,730

Total Long-term Assets[4]
Beginning assets	$166,465	$158,066	$126,221	$158,066	$132,356
Sales[1]	10,403	10,969	7,627	21,372	15,897
Redemptions[1]	(10,115)	(13,366)	(10,285)	(23,481)	(22,439)
Net sales (redemptions)[1]	288	(2,397)	(2,658)	(2,109)	(6,542)
Net exchanges	(1)	(20)	(9)	(21)	(8)
Impact of foreign exchange[2]	(456)	273	0	(183)	0
Market gains and losses[3]	2,885	10,543	876	13,428	(1,376)
Ending assets	$169,181	$166,465	$124,430	$169,181	$124,430
1) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes. Reporting only contains foreign exchange separately beginning with Q1 2019 (previously included in Market gains and losses).
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates for periods prior to Q1 2019.

4)
Ending assets includes $8.4 billion and $8.1 billion at June 30, 2019 and March 31, 2019, respectively, of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.

Federated Reports Q2 2019 Earnings	Page 8 of 12

Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	June 30, 2019
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds[2]	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds[2]	Separate Accounts[1]
Beginning assets	$42,057	$38,188	$41,189	$22,918	$11,164	$6,690	$4,072	$187	$98,482	$67,983
Sales	3,047	1,765	4,141	1,052	241	79	73	5	7,502	2,901
Redemptions	(2,740)	(1,664)	(3,845)	(1,336)	(213)	(89)	(222)	(6)	(7,020)	(3,095)
Net sales (redemptions)	307	101	296	(284)	28	(10)	(149)	(1)	482	(194)
Net exchanges	191	0	(191)	0	(1)	0	0	0	(1)	0
Impact of foreign exchange[3]	(27)	31	(37)	12	(267)	(168)	0	0	(331)	(125)
Market gains and losses[4]	915	236	827	322	476	5	96	8	2,314	571
Ending assets	$43,443	$38,556	$42,084	$22,968	$11,400	$6,517	$4,019	$194	$100,946	$68,235

	Six Months Ended
	June 30, 2019
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds[2]	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds[2]	Separate Accounts[1]
Beginning assets	$36,584	$35,913	$40,490	$22,668	$11,365	$6,953	$3,920	$173	$92,359	$65,707
Sales	6,459	3,489	8,295	2,314	495	138	175	7	15,424	5,948
Redemptions	(5,743)	(4,587)	(8,571)	(2,951)	(600)	(560)	(457)	(12)	(15,371)	(8,110)
Net sales (redemptions)	716	(1,098)	(276)	(637)	(105)	(422)	(282)	(5)	53	(2,162)
Net exchanges	204	0	(199)	(25)	(3)	0	2	0	4	(25)
Impact of foreign exchange[3]	(42)	(76)	(14)	(3)	(27)	(21)	0	0	(83)	(100)
Market gains and losses[4]	5,981	3,817	2,083	965	170	7	379	26	8,613	4,815
Ending assets	$43,443	$38,556	$42,084	$22,968	$11,400	$6,517	$4,019	$194	$100,946	$68,235

1)
Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

2)	Ending assets includes $8.4 billion of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.
3) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.

4)	Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Reports Q2 2019 Earnings	Page 9 of 12

Unaudited Changes in Long-Term Assets - By Product Type
(in millions)	Quarter Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Total Fund Assets[1]
Beginning assets	$98,482	$92,359	$76,999	$92,359	$79,301
Sales	7,502	7,922	5,609	15,424	11,565
Redemptions	(7,020)	(8,351)	(6,947)	(15,371)	(14,581)
Net sales (redemptions)	482	(429)	(1,338)	53	(3,016)
Net exchanges	(1)	5	(7)	4	(9)
Impact of foreign exchange[2]	(331)	248	0	(83)	0
Market gains and losses[3]	2,314	6,299	735	8,613	113
Ending assets	$100,946	$98,482	$76,389	$100,946	$76,389

Total Separate Account Assets[4]
Beginning assets	$67,983	$65,707	$49,222	$65,707	$53,055
Sales[5]	2,901	3,047	2,018	5,948	4,332
Redemptions[5]	(3,095)	(5,015)	(3,338)	(8,110)	(7,858)
Net sales (redemptions)[5]	(194)	(1,968)	(1,320)	(2,162)	(3,526)
Net exchanges	0	(25)	(2)	(25)	1
Impact of foreign exchange[2]	(125)	25	0	(100)	0
Market gains and losses[3]	571	4,244	141	4,815	(1,489)
Ending assets	$68,235	$67,983	$48,041	$68,235	$48,041

Total Long-term Assets[1,4]
Beginning assets	$166,465	$158,066	$126,221	$158,066	$132,356
Sales[5]	10,403	10,969	7,627	21,372	15,897
Redemptions[5]	(10,115)	(13,366)	(10,285)	(23,481)	(22,439)
Net sales (redemptions)[5]	288	(2,397)	(2,658)	(2,109)	(6,542)
Net exchanges	(1)	(20)	(9)	(21)	(8)
Impact of foreign exchange[2]	(456)	273	0	(183)	0
Market gains and losses[3]	2,885	10,543	876	13,428	(1,376)
Ending assets	$169,181	$166,465	$124,430	$169,181	$124,430

1)
Includes $8.4 billion and $8.1 billion at June 30, 2019 and March 31, 2019, respectively, of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.

2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes. Reporting only contains foreign exchange separately beginning with Q1 2019 (previously included in Market gains and losses).
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates for periods prior to Q1 2019.
4) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.

5)	For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Reports Q2 2019 Earnings	Page 10 of 12

Unaudited Managed Assets (in millions)	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018
By Asset Class
Equity	$81,999	$80,245	$72,497	$84,143	$57,973
Fixed-income	65,052	64,107	63,158	65,369	61,435
Alternative / private markets[1]	17,917	17,854	18,318	18,621	292
Multi-asset	4,213	4,259	4,093	4,790	4,730
Total long-term assets	169,181	166,465	158,066	172,923	124,430
Money market	333,066	318,413	301,794	264,233	255,247
Total Managed Assets	$502,247	$484,878	$459,860	$437,156	$379,677

By Product Type
Funds:
Equity	$43,443	$42,057	$36,584	$43,578	$31,699
Fixed-income	42,084	41,189	40,490	41,817	39,877
Alternative / private markets[1]	11,400	11,164	11,365	11,457	292
Multi-asset	4,019	4,072	3,920	4,585	4,521
Total long-term assets	100,946	98,482	92,359	101,437	76,389
Money market	231,321	214,764	208,480	182,966	172,671
Total Fund Assets	$332,267	$313,246	$300,839	$284,403	$249,060
Separate Accounts:
Equity	$38,556	$38,188	$35,913	$40,565	$26,274
Fixed-income	22,968	22,918	22,668	23,552	21,558
Alternative / private markets	6,517	6,690	6,953	7,164	0
Multi-asset	194	187	173	205	209
Total long-term assets	68,235	67,983	65,707	71,486	48,041
Money market	101,745	103,649	93,314	81,267	82,576
Total Separate Account Assets	$169,980	$171,632	$159,021	$152,753	$130,617
Total Managed Assets	$502,247	$484,878	$459,860	$437,156	$379,677
1) Includes $8.4 billion, $8.1 billion, $8.3 billion and $8.4 billion at June 30, 2019, March 31, 2019, Dec. 31, 2018 and Sept. 30, 2018, respectively, of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.

Federated Reports Q2 2019 Earnings	Page 11 of 12

Unaudited Average Managed Assets	Quarter Ended
(in millions)	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018
By Asset Class
Equity	$80,819	$77,554	$78,084	$84,262	$58,818
Fixed-income	64,913	64,167	63,881	64,750	61,648
Alternative / private markets[1]	17,772	18,311	18,410	18,504	319
Multi-asset	4,225	4,225	4,449	4,805	4,824
Total long-term assets	167,729	164,257	164,824	172,321	125,609
Money market	325,527	311,150	278,885	261,571	260,371
Total Avg. Managed Assets	$493,256	$475,407	$443,709	$433,892	$385,980

By Product Type
Funds:
Equity	$42,571	$40,217	$39,871	$43,473	$31,911
Fixed-income	41,652	41,095	41,088	41,501	40,199
Alternative / private markets[1]	11,146	11,545	11,351	11,109	319
Multi-asset	4,034	4,042	4,268	4,598	4,604
Total long-term assets	99,403	96,899	96,578	100,681	77,033
Money market	222,282	209,260	194,009	179,562	175,885
Total Avg. Fund Assets	$321,685	$306,159	$290,587	$280,243	$252,918
Separate Accounts:
Equity	$38,248	$37,337	$38,213	$40,789	$26,907
Fixed-income	23,261	23,072	22,793	23,249	21,449
Alternative / private markets	6,626	6,766	7,059	7,395	0
Multi-asset	191	183	181	207	220
Total long-term assets	68,326	67,358	68,246	71,640	48,576
Money market	103,245	101,890	84,876	82,009	84,486
Total Avg. Separate Account Assets	$171,571	$169,248	$153,122	$153,649	$133,062
Total Avg. Managed Assets	$493,256	$475,407	$443,709	$433,892	$385,980
1) The average balance includes $8.1 billion, $8.4 billion, $8.3 billion and $8.2 billion for the quarters ended June 30, 2019, March 31, 2019, Dec. 31, 2018 and Sept. 30, 2018, respectively, of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.

Federated Reports Q2 2019 Earnings	Page 12 of 12

Unaudited Average Managed Assets	Six Months Ended
(in millions)	June 30, 2019	June 30, 2018
By Asset Class
Equity	$79,187	$60,186
Fixed-income	64,540	62,593
Alternative / private markets[1]	18,041	337
Multi-asset	4,225	4,902
Total long-term assets	165,993	128,018
Money market	318,339	263,958
Total Avg. Managed Assets	$484,332	$391,976

By Product Type
Funds:
Equity	$41,394	$32,296
Fixed-income	41,373	40,610
Alternative / private markets[1]	11,346	337
Multi-asset	4,038	4,677
Total long-term assets	98,151	77,920
Money market	215,771	178,870
Total Avg. Fund Assets	$313,922	$256,790
Separate Accounts:
Equity	$37,793	$27,890
Fixed-income	23,167	21,983
Alternative / private markets	6,695	0
Multi-asset	187	225
Total long-term assets	67,842	50,098
Money market	102,568	85,088
Total Avg. Separate Account Assets	$170,410	$135,186
Total Avg. Managed Assets	$484,332	$391,976
1) The average balance includes $8.3 billion for the six months ended June 30, 2019 of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.